SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2005

TRANSMERIDIAN EXPLORATION, INC.

(Exact Name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 999-9091

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Transmeridian Exploration Incorporated (the “Company”) has entered into a Convertible Promissory Note and Warrant Purchase Agreement (the “Agreement”) dated August 30, 2005 with certain investors as listed in the Agreement. The Agreement provides for the issuance of Convertible Promissory Notes (the “Convertible Notes”) in the original aggregate principal amount of $22,500,000, bearing interest at a per annum rate of ten percent (10%). In connection with the Convertible Notes, the Company issued warrants to purchase 4,500,000 shares of the Company’s common stock at an exercise price equal to $2.40 per share (the “Warrants”). The Convertible Notes mature on December 15, 2005 or the closing of an equity financing (other than an issuance of common stock pursuant to an underwritten public offering and certain other exceptions), whichever is earlier. The holders of the Convertible Notes may, at their option, elect to convert all or a portion of the outstanding principal amount of the Convertible Notes, plus accrued but unpaid interest thereon, into securities of the Company issued in such equity financing at a conversion price equal to one hundred ten percent (110%) of the outstanding principal amount plus accrued interest of the Convertible Notes being converted. The Warrants have a five (5) year term, and beginning six (6) months after the closing of the issuance of the Convertible Notes, the exercise price of the Warrants is subject to adjustment for issuances of Common Stock at a purchase price of less than the then-effective exercise price of the Warrants. In connection with the Agreement, the Company also entered into an Investor Rights Agreement granting to the investors certain registration rights relating to the warrant shares. A full description of the terms and conditions of the Convertible Notes and the Warrants are set forth in the Agreement, the Form of Warrant, the Convertible Promissory Note and the Investor Rights Agreement, all of which are filed as exhibits with this current report and are incorporated herein by reference.

The proceeds from the sale of the Convertible Notes will be used for general corporate purposes, including repayment of past due and current amounts owing under the credit facilities of the Company and its subsidiaries and for working capital.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On August 30, 2005, the Company issued Warrants to purchase 4,500,000 shares of the Company’s common stock at an exercise price of $2.40 per share, in connection with the sale of the Convertible Notes. The Warrants and the Convertible Notes were sold in reliance on the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended, to investors who represented to the Company that they were accredited investors as defined in Rule 501 of Regulation D. The Company has granted certain registration rights relating to the warrant shares pursuant to an Investor Rights Agreement, which is filed as an exhibit with this current report and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

4.2	Form of Warrant

10.1	Convertible Promissory Note and Warrant Purchase Agreement dated August 30, 2005

10.2	Investor Rights Agreement dated August 30, 2005

10.3	Convertible Promissory Note dated August 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transmeridian Exploration Incorporated (Registrant)

Date: September 6, 2005	By:	/s/ EARL W. MCNIEL
Earl W. McNiel
Vice President, Chief Financial Officer

List of Exhibits

Exhibit Number	Description

4.2	Form of Warrant

10.1	Convertible Promissory Note and Warrant Purchase Agreement dated August 30, 2005

10.2	Investor Rights Agreement dated August 30, 2005

10.3	Convertible Promissory Note dated August 30, 2005